Exhibit 24
							__________

                         POWER OF ATTORNEY

	Know all by these present, that the undersigned hereby constitutes and appoints each of Anthony R. Augliera, Anne M.
Daniel, Robert J. Kaukol, and Kathryn V. Purdom, acting alone, the undersigned?s true and lawful attorney-in-fact to:

(1)	complete and sign, for and on behalf of the undersigned, Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to any and all equity securities issued by Wells Fargo & Company (the "Company") which may be considered to be owned by the undersigned for the purposes of such statute and rules;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to file any such Form 3, 4 or 5, or any amendment thereto, with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present and acting, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney revokes any previous Power of Attorney granted by the undersigned with respect to the subject matter hereof, and shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a subsequently executed Power of Attorney or a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of February, 2015.

							/s/ Suzanne M. Vautrinot
						       _________________________
						            Suzanne M. Vautrinot